Exhibit 99.1

Elephant Talk Communications Provides Update

SCHIPHOL, THE NETHERLANDS—September 19, 2012 - Elephant Talk Communications, Corp. (NYSE: ETAK) formerly (NYSE Amex: ETAK) (www.elephanttalk.com), an international provider of software and services developed to manage network, billing and systems infrastructure for the telecommunication industry, today announced that the Company has been informed that due to an evaluation of internal procedures and practices within a group of German MVNOs that all mobile telecom contracts recently signed between the group and all external providers have been temporarily placed on hold.

“We look forward to a favorable and quick resolution so we may resume delivering services,” stated Steven van der Velden, CEO of Elephant Talk Communications. “Despite the change, we remain on track to report our first month of operational cash flow positive, excluding non-cash expenses and capital expenditures, by early 2013. It is important to stress that the evaluation is not directed at Elephant Talk, but it has been applied to all contracts that provide mobile services to the MVNOs. Management would like to emphasize that this internal evaluation is not in any way related to the services Elephant Talk provides in Germany in cooperation with Telekom Deutschland.”

Elephant Talk expected this contract to generate over $30 million of total revenue in the initial two year contract period. This estimate included approximately $8 million of total revenue in 2012, with about half of that revenue recognized on the Company’s income statement and the remainder recorded as deferred revenue on the balance sheet. Based on this development, the Company does not expect to record any revenue from this contract in 2012 and until the hold has been removed the Company is not able to estimate the impact, if any, on the full contract.

Elephant Talk Communications will host a Shareholder Conference Call on September 20, 2012 at 9:00 a.m. (EDT). Anyone interested in participating should dial 1-480-629-9664 approximately 5 to 10 minutes prior to the start of the call. Participants should ask for the Elephant Talk Update conference call. To listen to the playback please utilize the webcast by visiting the company's website at www.elephanttalk.com.

This call is being webcast by ViaVid Broadcasting and can be accessed at either Elephant Talk's website at www.elephanttalk.com or ViaVid's website at http://www.viavid.net. To access the webcast, you will need to have the Windows Media Player on your desktop. For the free download of the Media Player, please visit: http://www.microsoft.com/windows/windowsmedia/en/download/default.asp

About Elephant Talk Communications

Elephant Talk Communications Corp. (NYSE MKT: ETAK), (www.elephanttalk.com) is an international provider of software and services developed to manage network, billing and systems infrastructure for the telecommunications industry. The Company enables both mobile carriers and virtual operators to offer a full suite of products, delivery platforms, support services, superior industry expertise and high quality customer service without substantial upfront investments from clients. Elephant Talk provides global telecommunication companies, mobile network operators, banks, supermarkets, consumer product companies, media firms, and other businesses a full suite of products and services that enables them to fully provide telecom services as part of their business offerings. The Company offers various dynamic products that include remote health care, credit card fraud prevention, mobile internet ID security, multi-country discounted phone services, loyalty management services, and a whole range of other emerging customized mobile services. For more information, visit (www.elephanttalk.com).

Forward-Looking Statements

Certain statements contained herein constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements may include, without limitation, statements with respect to the Company’s plans and objectives, projections, expectations and intentions. These forward-looking statements are based on current expectations, estimates and projections about the Company's industry, management's beliefs and certain assumptions made by management. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Because such statements involve risks and uncertainties, the actual results and performance of the Company may differ materially from the results expressed or implied by such forward-looking statements. Given these uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. Unless otherwise required by law, the Company also disclaims any obligation to update its view of any such risks or uncertainties or to announce publicly the result of any revisions to the forward-looking statements made here. Additional information concerning certain risks and uncertainties that could cause actual results to differ materially from that projected or suggested is contained in the Company’s filings with the Securities and Exchange Commission (SEC), copies of which are available from the SEC or may be obtained upon request from the Company.

Investor Relations Contacts

Steve Gersten
Elephant Talk Communications
+1 813-926-8920
steve.gersten@elephanttalk.com

Peter Salkowski
The Blueshirt Group
+1 415 489 2184
peter@blueshirtgroup.com